Exhibit 99.1

Vicor Corporation Announces Pricing of Public Offering of Common Stock

ANDOVER, Mass., June 10, 2020 — Vicor Corporation (NASDAQ: VICR), a leading provider of high performance power components and systems, today announced the pricing of its public offering of $100 million of shares of its common stock at a price to the public of $65.00 per share. In addition, the underwriters have been granted a 30-day option to purchase up to $15 million of additional shares of common stock from Vicor. The offering is expected to close on June 15, 2020, subject to customary closing conditions.

Needham & Company is acting as the sole book-running manager for the offering. Craig-Hallum Capital Group is acting as the co-manager for the offering.

Vicor intends to use the net proceeds from the offering for the expansion of its manufacturing facilities and other general corporate purposes.

The offering is being made pursuant to an automatic shelf registration statement on Form S-3, including a base prospectus, filed on June 9, 2020 by Vicor with the Securities and Exchange Commission (SEC), which registration statement was effective upon filing. The offering will be made only by means of a prospectus supplement and accompanying prospectus. Copies of the final prospectus supplement, when available, and the accompanying prospectus may be obtained from: Needham & Company, 250 Park Avenue, 10th Floor, New York, New York 10177 or by telephone at 800-903-3268; or Craig-Hallum Capital Group, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402 or by telephone at 612-334-6300.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and, the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “assumes,” “may,” “will,” “would,” “should,” “continue,” “prospective,” “project,” and other similar expressions identify forward-looking statements. Forward-looking statements also include statements regarding the offering, the use of proceeds from the offering, bookings, shipments, revenue, profitability, targeted markets, increase in manufacturing capacity and utilization thereof, future products and capital resources. These statements are based upon management’s current expectations and estimates as to the prospective events and circumstances that may or may not be within the company’s control and as to which there can be no assurance. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors, including those economic, business, operational and financial considerations set forth in Vicor’s Annual Report on Form 10-K for the year ended December 31, 2019, under Part I, Item I — “Business,” under Part I, Item 1A — “Risk Factors,” under Part I, Item 3 — “Legal Proceedings,” and under Part II, Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and those described in Vicor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, under Part I, Item 2 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A — “Risk Factors.” The risk factors set forth in the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q may not be exhaustive. Therefore, the information contained in the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q should be read together with other reports and documents filed with the Securities and Exchange Commission from time to time, including Forms 10-Q, 8-K and 10-K, which may supplement, modify, supersede or update those risk factors. Vicor does not undertake any obligation to update any forward-looking statements as a result of future events or developments.

About Vicor Corporation

Vicor Corporation designs, develops, manufactures and markets modular power components and complete power systems based upon a portfolio of patented technologies. Headquartered in Andover, Massachusetts, Vicor sells its products primarily to customers in the higher-performance, higher-power segments of the power systems market, including aerospace and defense electronics, enterprise and high performance computing, industrial equipment and automation, telecommunications and network infrastructure, and vehicles and transportation markets.

For further information contact:

James A. Simms, Chief Financial Officer

Voice: 978-470-2900

Facsimile: 978-749-3439

invrel@vicorpower.com